Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this registration statement of our report dated December 31, 2015, relating to the consolidated financial statements of Lonestar Resources America, Inc., which is contained herein.

/s/ BDO USA, LLP

Dallas, Texas

December 31, 2015